As filed with the Securities and Exchange Commission on May 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

HAMILTON BEACH BRANDS HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	31-1236686
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4421 WATERFRONT DRIVE, GLEN ALLEN, VIRGINIA 23060

(Address of Principal Executive Offices Including Zip Code)

Hamilton Beach Brands Holding Company

Non-Employee Directors’ Equity Compensation Plan

(Amended and Restated Effective May 18, 2021)

(Full Title of the Plan)

Dana B. Sykes, Esq.

Senior Vice President, General Counsel and Secretary

Hamilton Beach Brands Holding Company

4421 Waterfront Drive

Glen Allen, Virginia 23060

(804) 273-9777

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ Emerging growth company ☑	Smaller reporting company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	300,000	$23.48	$7,044,000	$769

(1)

Represents additional shares of Class A Common Stock, par value $0.01 per share (“Class A Shares”), of Hamilton Beach Brands Holding Company (the “Registrant”), available pursuant to the Hamilton Beach Brands Holding Company Non-Employee Directors’ Equity Compensation Plan, as amended and restated effective May 18, 2021 (the “Plan”), being registered hereon.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Class A Shares as may become available pursuant to the anti-dilution provisions of the Plan.

(3)

Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on May 18, 2021, a date within five business days prior to filing.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-221359) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 6, 2017 with respect to the Class A Shares now being utilized under the Plan, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 300,000 Class A Shares under the Plan such that, when such number of additional shares is added to the remaining number of Class A Shares previously registered under the Securities Act, a total of 311,516 Class A Shares are registered under the Securities Act and available for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (Commission File No. 001-38214), filed with the Commission on March 22, 2021;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 (Commission File No. 001-38214), filed with the Commission on May 5, 2021;

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 20, 2021 and April 14, 2021 (Commission File No. 001-38214); and

(d)

The description of the Class  A Shares contained in the registration statement on Form 8-A, filed September 21, 2017 (Commission File No. 001-38214), as updated by the description of the Class A Shares contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (Commission File No. 001-38214), and as amended by any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Hamilton Beach Brands Holding Company (incorporated herein by reference to Exhibit 3.1 to the Hamilton Beach Brands Holding Company Registration Statement on Form 8-A, filed by Hamilton Beach Brands Holding Company on September 22, 2017, Commission File No. 000-55845)

4.2	Amended and Restated Bylaws of Hamilton Beach Brands Holding Company (incorporated herein by reference to Exhibit 3.2 to the Hamilton Beach Brands Holding Company Registration Statement on Form 8-A, filed by Hamilton Beach Brands Holding Company on September 22, 2017, Commission File No. 000-55845)

4.3	Specimen of Hamilton Beach Brands Holding Company Class A Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Hamilton Beach Brands Holding Company Registration Statement on Form S-1 filed by Hamilton Beach Brands Holding Company on September 18, 2017, Registration No. 333-220066)

4.4	Hamilton Beach Brands Holding Company Non-Employee Directors’ Equity Compensation Plan (Amended and Restated Effective May 18, 2021) (incorporated herein by reference to Appendix A of the Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed by Hamilton Beach Brands Holding Company on April 5, 2021, Commission File No. 001-38214)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glen Allen, Virginia, on this 21st day of May, 2021.

HAMILTON BEACH BRANDS HOLDING COMPANY

By:	/s/ Dana B. Sykes
Dana B. Sykes
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: May 21, 2021	*
Gregory H. Trepp
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: May 21, 2021	*
Michelle O. Mosier
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal
Accounting Officer)

Date: May 21, 2021	*
Mark R. Belgya
Director

Date: May 21, 2021	*
J.C. Butler, Jr.
Director

Date: May 21, 2021	*
Paul D. Furlow
Director

Date: May 21, 2021	*
John P. Jumper
Director

Date: May 21, 2021	*
Dennis W. LaBarre
Director

Date: May 21, 2021	*
Michael S. Miller
Director

Date: May 21, 2021	*
Alfred M. Rankin, Jr.
Director

Date: May 21, 2021	*
Thomas T. Rankin
Director

Date: May 21, 2021	*
James A. Ratner
Director

Date: May 21, 2021	*
Clara R. Williams
Director

*  This Registration Statement has been signed on behalf of the above officers and directors by Dana B. Sykes, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: May 21, 2021	By:	/s/ Dana B. Sykes
Dana B. Sykes
Attorney-in-Fact

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